EX-23.2
 CONSENT OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION

                          Brian F. Faulkner
                    A Professional Law Corporation
                    27127 Calle Arroyo, Suite 1923
                 San Juan Capistrano, California 92675
                            (949) 240-1361


April 15, 2005


GameZnFlix, Inc.
1535 Blackjack Road
Franklin, Kentucky 42134

Re:  GameZnFlix, Inc. Amended and Restated Stock Incentive Plan
(Amendment No. 3)

Dear Sir/Madame:

I have acted as counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its registration statement on Form S-8 POS relating to the registration of 200,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Stock Incentive Plan (Amendment No. 3). I hereby consent to all references to my firm included in this registration statement, including the opinion of legality.

Sincerely,



/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.